Exhibit 99.1

Secureworks Reports First Quarter Fiscal 2022 Results

ATLANTA, Ga, Jun. 3, 2021 - Secureworks (NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its first quarter, which ended on April 30, 2021.

Key Highlights
•500 customers on cloud-native Secureworks Taegis™ platform, resulting in annual recurring revenue (ARR) growth for the product of 191 percent on a year-over-year basis and 32 percent sequentially from the fourth quarter of fiscal year 2021, to end the first quarter of fiscal 2022 at $72 million.
•For the quarter, GAAP gross margin increased to a record 59.0 percent and non-GAAP gross margin increased to a record 61.9 percent.
•Taegis MDR was named a Leader in the Forrester 2021 MDR Wave.
•Raising full fiscal year 2022 guidance for revenue to a range of $540 to $550 million and for Adjusted EBITDA to a range of $5 million negative to $5 million positive. Confirming Taegis guidance of at least $150 million ARR by end of fiscal year 2022 and Taegis revenue of $90 to $100 million for fiscal year 2022.
“Secureworks’ threat intelligence and security operations expertise remain in high demand as organizations face an increasingly complex and hostile threat environment,” said Michael R. Cote, chief executive officer, Secureworks. “Our first quarter marked a strong start to the fiscal year. We made clear progress on our transformation with year over year Taegis growth of 191% in ARR, 213% in revenue and 400% in customers.”

Financial Summary
“We’re pleased with our first quarter results and start of the fiscal year, with $17.5 million added to Taegis ARR this quarter, up 35% from the $12.9 million Taegis ARR added in the fourth quarter of fiscal 2021,” said Paul Parrish, chief financial officer, Secureworks. “Further, we’re encouraged by the improvements in Adjusted EBITDA and increased outlook for the year.”

First Quarter Fiscal 2022 Financial Results Highlights
•For the first quarter of fiscal 2022, GAAP revenue decreased 1.2 percent to $139.5 million from $141.2 million in the first quarter of fiscal 2021.
•GAAP gross margin was 59.0 percent in the first quarter of fiscal 2022, compared with 55.4 percent in the same period last year. Non-GAAP gross margin was 61.9 percent compared with 58.1 percent in the first quarter of fiscal 2021.
•GAAP net loss was $6.4 million, or $0.08 per share, in the first quarter of fiscal 2022, compared with $7.5 million, or $0.09 per share, in the prior year. Non-GAAP net income was $4.0 million, or $0.05 per share, in the first quarter of fiscal 2022, compared with $2.5 million, or $0.03 per share, in the same prior year period.
•Adjusted EBITDA for the quarter was $8.1 million, compared with $5.6 million in the first quarter of fiscal 2021.
•Secureworks ended the first quarter with $181 million in cash and cash equivalents.

Business and Operational Highlights
•Secureworks and Dell Technologies jointly announced the new Dell Technologies Managed Detection and Response service powered by Secureworks Taegis XDR, to secure businesses’ IT environments with fully managed, 24/7 service monitoring, detection and response to threats.
•Secureworks was recognized as a leader and “…fresh alternative” among top managed detection and response providers for its Taegis ManagedXDR solution in "The Forrester Wave™: Managed Detection and Response, Q1 2021” report.
•Secureworks’ global partner program was honored with a 5-Star Rating in the 2021 CRN® Partner Program Guide, recognizing an exclusive group of companies that offer solution providers the best partner programs.
•During the first quarter of fiscal 2022, Secureworks launched its new Taegis XDR Adversary Software Coverage (ASC) tool providing customers with granular detection visibility against real threats as mapped by the MITRE ATT&CK framework.

Financial Outlook
For the second quarter of fiscal 2022, the Company expects:
•Revenue of $134 to $136 million.
•GAAP net loss per share of $0.13 to $0.15 and per share performance on a non-GAAP basis between breakeven and a $0.03 loss.
For the full fiscal year 2022, the Company expects:
•Revenue of $540 to $550 million, reflecting our shift toward partner-delivered services as we scale our MSSP program.
•GAAP net loss of $48 to $57 million and $0.59 to $0.70 on a per share basis.
•Non-GAAP net loss of $3 to $10 million and $0.04 to $0.13 on a per share basis, primarily reflecting incremental investments in both R&D to extend the Taegis platform and in sales and marketing related to the expansion of our Partner Program and promotion of Taegis.
•Adjusted EBITDA in a range of $5 million negative to $5 million positive for the full year.
•Cash flow from operations to range from breakeven to a $10 million source of cash.
•Taegis ARR of at least $150 million at the end of fiscal year 2022, which implies Taegis revenue of $90 to $100 million for fiscal year 2022, as we ramp new customer acquisitions and accelerate the transition of existing customers looking to benefit from the additional capabilities offered by the new platform.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its first quarter fiscal 2022 results and financial guidance on Jun. 3, 2021, at 8:00 a.m. U.S. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.
Operating Metrics
The Company defines annual recurring revenue (ARR) as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing non-GAAP financial measures to the most directly comparable GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations regarding revenue, GAAP net loss per share, and non-GAAP net loss per share for the second quarter of fiscal 2022, and revenue, GAAP net loss, GAAP net loss per share, non-GAAP net loss, non-GAAP net loss per share, Adjusted EBITDA, cash flow from operations, and annual recurring revenue and revenue for its Taegis platform for full year fiscal 2022, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.
Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to, among others: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the Company’s reliance on personnel with extensive information security expertise; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; terms of the Company’s service level agreements with customers that require credits for service failures or inadequacies; the Company’s recognition of revenue ratably over the terms of its Taegis SaaS applications and managed security services contracts; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; estimates or judgments relating to the Company’s critical accounting policies; the effect of natural disasters, public health issues and other catastrophic events on the Company’s ability to serve its customers, including the coronavirus (COVID-19) pandemic; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.
About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that protects customer progress with Secureworks® Taegis™, a cloud-native security analytics platform built on 20+ years of real-world threat intelligence and research, improving customers’ ability to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.
www.secureworks.com

Contact Information

Investor Inquiries:
Richie Downum
Investor Relations Director
404-235-1021
rdownum@secureworks.com

Media Inquiries:
Derek Delano
Corporate Communications
617-335-9516
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	April 30, 2021	May 1, 2020
Net revenue	$139,463	$141,181
Cost of revenue	57,207	62,909
Gross margin	82,256	78,272
Research and development	28,152	24,073
Sales and marketing	36,405	37,452
General and administrative	25,555	27,516
Total operating expenses	90,112	89,041
Operating loss	(7,856)	(10,769)
Interest and other, net	(907)	993
Loss before income taxes	(8,763)	(9,776)
Income tax benefit	(2,373)	(2,240)
Net loss	$(6,390)	$(7,536)

Loss per common share (basic and diluted)	$(0.08)	$(0.09)

Weighted-average common shares outstanding (basic and diluted)	81,985	80,938

Percentage of Total Net Revenue
Gross margin	59.0%	55.4%
Research and development	20.2%	17.1%
Sales and marketing	26.1%	26.5%
General and administrative	18.3%	19.5%
Operating expenses	64.6%	63.1%
Operating loss	(5.6)%	(7.6)%
Loss before income taxes	(6.3)%	(6.9)%
Net loss	(4.6)%	(5.3)%
Effective tax rate	27.1%	22.9%
Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	April 30, 2021	January 29, 2021
Assets:
Current assets:
Cash and cash equivalents	$180,607	$220,300
Accounts receivable, net	94,901	108,005
Inventories, net	687	560
Other current assets	16,920	17,349
Total current assets	293,115	346,214
Property and equipment, net	15,243	17,143
Operating lease right-of-use assets, net	21,207	22,330
Goodwill	426,278	425,861
Intangible assets, net	152,247	157,820
Other non-current assets	76,721	75,993
Total assets	$984,811	$1,045,361
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$17,473	$16,769
Accrued and other	60,194	109,134
Short-term deferred revenue	166,211	168,437
Total current liabilities	243,878	294,340
Long-term deferred revenue	8,193	9,590
Operating lease liabilities, non-current	21,082	22,461
Other non-current liabilities	50,609	51,189
Total liabilities	323,762	377,580
Stockholders' equity	661,049	667,781
Total liabilities and stockholders' equity	$984,811	$1,045,361

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	April 30, 2021	May 1, 2020
Cash flows from operating activities:
Net loss	$(6,390)	$(7,536)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	9,918	10,486
Stock-based compensation expense	6,035	5,887
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	798	(856)
Income tax benefit	(2,373)	(2,240)
Provision for doubtful accounts	434	909
Changes in assets and liabilities:
Accounts receivable	12,573	(5,987)
Net transactions with parent	(9,859)	2,494
Inventories	(127)	(66)
Other assets	3,320	5,267
Accounts payable	526	8,495
Deferred revenue	(3,773)	1,291
Accrued and other liabilities	(41,640)	(38,481)
Net cash used in operating activities	(30,558)	(20,337)
Cash flows from investing activities:
Capital expenditures	(2,294)	(1,020)
Net cash used in investing activities	(2,294)	(1,020)
Cash flows from financing activities:
Taxes paid on vested restricted shares	(6,841)	(4,491)
Net cash used in financing activities	(6,841)	(4,491)
Net decrease in cash and cash equivalents	(39,693)	(25,848)
Cash and cash equivalents at beginning of the period	220,300	181,838
Cash and cash equivalents at end of the period	$180,607	$155,990

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented below. The Company encourages investors to review its GAAP results in conjunction with the presentation of non-GAAP financial measures.

The following is a summary of the items excluded from the most comparable GAAP financial measures to calculate our non-GAAP financial measures:
•Amortization of Intangible Assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014 and our acquisition of Delve Laboratories, Inc. in fiscal 2021, all of our tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with each such transaction.
•Stock-based Compensation Expense. Non-cash stock-based compensation expense relates to both the Dell Technologies and Secureworks equity plans. We exclude such expense when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
•Aggregate Adjustment for Income Taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2021	May 1, 2020
GAAP and non-GAAP revenue	$139,463	$141,181

GAAP gross margin	$82,256	$78,272
Amortization of intangibles	3,819	3,460
Stock-based compensation expense	299	355
Non-GAAP gross margin	$86,374	$82,087

GAAP research and development expenses	$28,152	$24,073
Stock-based compensation expense	(1,098)	(1,291)
Non-GAAP research and development expenses	$27,054	$22,782

GAAP sales and marketing expenses	$36,405	$37,452
Stock-based compensation expense	(732)	(741)
Non-GAAP sales and marketing expenses	$35,673	$36,711

GAAP general and administrative expenses	$25,555	$27,516
Amortization of intangibles	(3,524)	(3,524)
Stock-based compensation expense	(3,906)	(3,500)
Non-GAAP general and administrative expenses	$18,125	$20,492

GAAP operating loss	$(7,856)	$(10,769)
Amortization of intangibles	7,343	6,984
Stock-based compensation expense	6,035	5,887
Non-GAAP operating income (loss)	$5,522	$2,102

GAAP net loss	$(6,390)	$(7,536)
Amortization of intangibles	7,343	6,984
Stock-based compensation expense	6,035	5,887
Aggregate adjustment for income taxes	(2,997)	(2,803)
Non-GAAP net income (loss)	$3,991	$2,532

GAAP loss per share	$(0.08)	$(0.09)
Amortization of intangibles	0.09	0.09
Stock-based compensation expense	0.07	0.07
Aggregate adjustment for income taxes	(0.04)	(0.03)
Non-GAAP earnings (loss) per share *	$0.05	$0.03

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(6,390)	$(7,536)
Interest and other, net	907	(993)
Income tax benefit	(2,373)	(2,240)
Depreciation and amortization	9,918	10,486
Stock-based compensation expense	6,035	5,887
Adjusted EBITDA	$8,097	$5,604

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
Percentage of Total Net Revenue	April 30, 2021	May 1, 2020

GAAP gross margin	59.0%	55.4%
Non-GAAP adjustment	2.9%	2.7%
Non-GAAP gross margin	61.9%	58.1%

GAAP research and development expenses	20.2%	17.1%
Non-GAAP adjustment	(0.8)%	(1.0)%
Non-GAAP research and development expenses	19.4%	16.1%

GAAP sales and marketing expenses	26.1%	26.5%
Non-GAAP adjustment	(0.5)%	(0.5)%
Non-GAAP sales and marketing expenses	25.6%	26.0%

GAAP general and administrative expenses	18.3%	19.5%
Non-GAAP adjustment	(5.3)%	(5.0)%
Non-GAAP general and administrative expenses	13.0%	14.5%

GAAP operating loss	(5.6)%	(7.6)%
Non-GAAP adjustment	9.6%	9.1%
Non-GAAP operating income (loss)	4.0%	1.5%

GAAP net loss	(4.6)%	(5.3)%
Non-GAAP adjustment	7.5%	7.1%
Non-GAAP net income (loss)	2.9%	1.8%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending		Fiscal Year Ending
	July 30, 2021		January 28, 2022
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
GAAP and non-GAAP revenue	$134	$136	$540	$550

GAAP net loss	$(12)	$(11)	$(57)	$(48)
Amortization of intangibles	7	7	29	29
Stock-based compensation expense	7	7	30	30
Aggregate adjustment for income taxes	(4)	(3)	(13)	(14)
Non-GAAP net (loss)*	$(2)	$0	$(10)	$(3)

GAAP net loss per share	$(0.15)	$(0.13)	$(0.70)	$(0.59)
Amortization of intangibles	0.09	0.09	0.36	0.36
Stock-based compensation expense	0.08	0.08	0.36	0.36
Aggregate adjustment for income taxes	(0.05)	(0.04)	(0.15)	(0.17)
Non-GAAP net (loss) per share*	$(0.03)	$0.00	$(0.13)	$(0.04)

GAAP net loss			$(57)	$(48)
Interest and other, net			1	1
Income tax benefit			(18)	(16)
Depreciation and amortization			39	39
Stock-based compensation expense			30	30
Adjusted EBITDA*			$(5)	$5

Other Items
Effective tax rate				24%
Weighted average shares outstanding (in millions)				82.1
Cash flow from operations			Breakeven to $10
Capital expenditures				$7 - $10

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding